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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California		92121
(Address of principal executive offices)		( (Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 and 8.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing, and Other Events.

     On May 17, 2005, we received a letter from the Nasdaq Stock Market which indicated that, based on our stockholders’ equity of $8,766,000 disclosed in our Form 10-Q for the period ended March 31, 2005, we do not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq National Market, set forth in Marketplace Rule 4450(a)(3). The Nasdaq staff is reviewing our eligibility for continued listing on The Nasdaq National Market and has asked us to provide a specific plan to achieve and sustain compliance with all of the Nasdaq listing requirements by June 1, 2005.

     On March 15, 2005, we entered into a share exchange agreement with shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France, or IDM. Our proposed share exchange transaction with IDM is described in greater detail in our preliminary proxy, filed with the Securities and Exchange Commission (SEC) on April 22, 2005. We believe that our proposed share exchange transaction with IDM and the related transactions provide a specific plan to achieve and sustain compliance with all of the Nasdaq listing requirements. As stated in our Form 10-Q for the period ended March 31, 2005, we believe there is a significant risk that we will not meet the Nasdaq stockholders’ equity requirement in the future if we do not complete the share exchange transaction with IDM. We have previously communicated with Nasdaq on an informal basis regarding our proposed share exchange transaction with IDM and we intend to respond formally to the Nasdaq request for a plan on or before the June 1, 2005 deadline.

     A copy of the Nasdaq letter, dated May 17, 2005, is filed herewith as Exhibit 99.1.

Where You Can Find Additional Information About Epimmune’s Proposed Combination with IDM

     We have filed a proxy statement concerning our proposed combination with IDM with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed transaction, as may be amended, because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by us with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by us with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     We and IDM and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed transaction between us and IDM. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and IDM in the proposed transaction between us and IDM by reviewing the proxy statement related to the transaction. These documents are available free of charge at the SEC’s website at http://www.sec.gov and from us at http://www.epimmune.com.

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; and the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on The Nasdaq National Market; and that Nasdaq will not accept our plan to achieve and sustain compliance with all of the Nasdaq listing requirements by June 1, 2005, and will accordingly proceed with delisting our securities from The Nasdaq National Market.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

     99.1      Nasdaq Notice of Failure to Satisfy a Continued Listing Rule, dated May 17, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.
Date: May 23, 2005	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Nasdaq Notice of Failure to Satisfy a Continued Listing Rule, dated May 17, 2005.